Exhibit 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 11, 1999 (except for the third paragraph of Note L, as to which date was November 15, 1999), accompanying the consolidated financial statements and schedule included in the Annual Report of Innovex, Inc. on Form 10-K for the year ended September 30, 1999 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                       /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
May 12, 2000


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